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                              AMENDED AND RESTATED

                           WARRANT PURCHASE AGREEMENT

                                      Among

                            HORIZON PHARMACIES, INC.

                                       And

                               McKESSON HBOC, INC.

                            Dated as of May 14, 1999


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

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                 PAGE

SECTION 1. CERTAIN DEFINITIONS AND TERMS..........................................................................1
         SECTION 1.1       DEFINITIONS............................................................................1

SECTION 2. AUTHORIZATION OF WARRANTS..............................................................................3

SECTION 3. SALE AND PURCHASE OF WARRANTS..........................................................................4

SECTION 4. EXERCISE OF WARRANTS AND DETERMINATION OF SHARES.......................................................4

SECTION 5. WARRANT ISSUE DATE AND CONDITIONS TO ISSUANCE..........................................................4

SECTION 6. REPRESENTATIONS AND WARRANTIES.........................................................................5
         SECTION 6.1       PURCHASE FOR INVESTMENT................................................................5
         SECTION 6.2       SOURCE OF FUNDS........................................................................5

SECTION 7. TRANSFER; REGISTRATION RIGHTS..........................................................................5
         SECTION 7.1       RESTRICTIONS ON TRANSFERABILITY........................................................5
         SECTION 7.2       NOTICE OF PROPOSED TRANSFER; REGISTRATION NOT REQUIRED.................................5
         SECTION 7.3       REQUIRED REGISTRATION..................................................................6
         SECTION 7.4       CONDITIONS TO REQUIRED REGISTRATION...................................................11
         SECTION 7.5       INCIDENTAL REGISTRATIONS..............................................................11
         SECTION 7.6       UNDERWRITTEN OFFERINGS................................................................12
         SECTION 7.7       EXPENSES; RELIANCE....................................................................12
         SECTION 7.8       INDEMNIFICATION AND CONTRIBUTION......................................................13
         SECTION 7.9       ADDITIONAL REGISTRATION RIGHTS........................................................15
         SECTION 7.10      RESTRICTIVE LEGENDS...................................................................15
         SECTION 7.11      STOCK EXCHANGE LISTING................................................................16
         SECTION 7.12      MISCELLANEOUS.........................................................................16

SECTION 8. REDEMPTION OF WARRANTS................................................................................16

SECTION 9. LOST, STOLEN WARRANTS, ETC............................................................................16

SECTION 10. RESTRICTIONS ON CAPITAL STRUCTURE....................................................................17

SECTION 11. INDEX AND CAPTIONS...................................................................................17

SECTION 12. MISCELLANEOUS........................................................................................17
         SECTION 12.1      NOTICES...............................................................................17
         SECTION 12.2      SUCCESSORS AND ASSIGNS................................................................17
         SECTION 12.3      SEVERABILITY..........................................................................17
         SECTION 12.4      GOVERNING LAW.........................................................................18
         SECTION 12.5      AMENDMENTS............................................................................18


                                       i.

Schedule A        --        Notice and Payment Instructions

Exhibit A         --        Warrant


                                       ii.

                 AMENDED AND RESTATED WARRANT PURCHASE AGREEMENT

         THIS AMENDED AND RESTATED WARRANT PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of May 14, 1999, between HORIZON PHARMACIES, INC., a Delaware corporation ("COMPANY"), and McKESSON HBOC, INC., a Delaware corporation formerly known as McKesson Corporation ("MCKESSON").

         On July 2, 1998, Company issued its Warrant to purchase 101,500 shares of Common Stock of Company to McKesson in connection with and as a condition to the Loans. Such Warrants were issued pursuant to a Warrant Purchase Agreement dated as of July 2, 1998 between Company and McKesson (the "Original Agreement"). In consideration of certain amendments and waivers to the Credit Agreement, Company has agreed to amend and restate the Original Agreement and to issue new Warrants in exchange for the Warrants issued on July 2, 1998, and to issue additional Warrants both concurrently with the execution and delivery hereof and upon the satisfaction of certain conditions. In consideration of the purchase by McKesson of the Warrants and of the credit facilities extended and to be extended to Company, Company is willing to offer McKesson the rights described herein, including, without limitation, registration rights and rights of indemnity and other rights and privileges relating to the Warrants and the Restricted Shares and Underlying Shares, all as more specifically set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree that the Original Agreement is hereby amended and restated to read in full as follows:

SECTION 1. CERTAIN DEFINITIONS AND TERMS.

         SECTION 1.1 DEFINITIONS. Terms not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement. As used herein, the following terms have the meanings indicated:

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Princeton, Texas, or San Francisco, California, are required or authorized to be closed.

         "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of Company as filed with the Delaware Secretary of State on April 27, 1998, without further amendment or modification thereto except as permitted pursuant to the terms of this Agreement or the Warrant.

         "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.1 of the Credit Agreement have been satisfied or waived by McKesson.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Trust Indenture Act of 1939, as amended, as the case may be.


                                       1.

         "COMMON STOCK" means the shares of common stock, par value of $0.01 per share, of Company described in the Certificate of Incorporation.

         "CREDIT AGREEMENT" means that certain Credit Agreement dated as of July 2, 1998 between Company and McKesson, as it may be amended from time to time.

         "CUTBACK DETERMINATION" is defined in SECTION 7.3(a).

         "DEMAND REGISTRATION" is defined in SECTION 7.3(a).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "EXERCISE PERIOD" means the period from but excluding on the fifteenth day after the First Anniversary to and including the Expiration Date.

         "EXISTING WARRANT AGREEMENTS" means (i) the Warrant Agreement dated November 7, 1997 between Company and ComVest Partners, Inc., (ii) the Warrant Agreement dated July 11, 1997 between Company and Capital West Securities, Inc. and ComVest Partners, Inc. and (iii) the Securities Purchase Agreement dated June 15, 1998 among Company, on the one hand, and Quantum Partners LDC, Collins Capital Diversified Fund, L.P., White Rock Capital Partners, L.P., White Rock Capital Offshore, Ltd., Legion Strategies Limited, Caxton International Limited and White Rock Capital Management, L.P. (#10), in each case excluding any amendments thereto not approved in writing by a majority of the Holders.

         "EXPIRATION DATE" as to any Warrant means the date and time specified as the "Expiration Date" in such Warrant.

         "FIRST ANNIVERSARY" means the first anniversary of the Closing Date.

         "HOLDER" means any beneficial owner of (i) any Restricted Share, or
(ii) any Warrant, in each case as the context may require.

         "INCIDENTAL CUTBACK DETERMINATION" is defined in SECTION 7.5.

         "INITIAL WARRANT ISSUE DATE" is defined in SECTION 5.

         "PERMITTED INCIDENTAL REGISTRATION" means the registration of Securities of another Person pursuant to the rights granted by the Company under the Existing Warrant Agreements or the Registration Rights Agreement dated June 15, 1998 among Company, on the one hand, and Quantum Partners LDC, Collins Capital Diversified Fund, L.P., White Rock Capital Partners, L.P., White Rock Capital Offshore, Ltd., Legion Strategies Limited, Caxton International Limited and White Rock Capital Management, L.P. (#10), in each case excluding any amendments thereto not approved in writing by a majority of the Holders.

         "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.


                                       2.

         "RESTRICTED SHARES" means the shares of Common Stock of Company issued upon the exercise of any of the Warrants and evidenced by a certificate required to bear the legend specified in SECTION 7.10.

         "SECOND WARRANT ISSUE DATE" is defined in SECTION 5.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

         "SECURITY" or "SECURITIES" shall have the same meaning as in Section 2(1) of the Securities Act.

         "THIRD AMENDMENT TO CREDIT AGREEMENT" means that certain Third Amendment to Credit Agreement and Limited Waiver dated as of even date herewith between Company and McKesson.

         "UNDERLYING SHARES" means the shares of Common Stock of Company issuable upon exercise of any of the Warrants in accordance with the Warrants and this Agreement, and any references contained herein to a Holder or Holders of any Underlying Shares shall be deemed to refer to the Holder of the Warrants relating thereto.

         "WARRANT ISSUE DATE" is defined in SECTION 5.

         "WARRANT SHARES" means the shares of Common Stock issued upon exercise of the Warrants.

         "WARRANTS" is defined in SECTION 2.

SECTION 2. AUTHORIZATION OF WARRANTS.

         In consideration of, and as an inducement to, McKesson's entering into the Third Amendment to Credit Agreement and to continue to extend credit to Company under the Credit Agreement, Company will authorize the issuance and sale of, and Company agrees to deliver to McKesson on the Warrant Issue Dates, one or more warrants (all warrants being delivered to McKesson being referred to collectively as the "WARRANTS") substantially in the form attached hereto as Exhibit A to purchase the number of shares of Common Stock of Company as set forth in SECTION 4 of this Agreement for the consideration set forth in the Warrants. The number of shares which may be purchased upon the exercise of the Warrants and the price per share are subject to adjustment in the manner and on the terms and conditions set forth in the Warrants.

         The rights, powers and terms of and relating to the Common Stock will be provided for in the Certificate of Incorporation, and as otherwise provided by the Delaware General Corporation Law of the State of Delaware. In addition, the Warrants and the shares of Common Stock issuable upon exercise thereof are subject to the terms and provisions specified in this Agreement.


                                       3.

SECTION 3. SALE AND PURCHASE OF WARRANTS.

         Subject to the terms and conditions of this Agreement, Company will issue and sell to McKesson, and McKesson will purchase from Company, at the relevant Warrant Issue Date, the following installments of Warrants:

                  (i) On the Initial Warrant Issue Date, Warrants for 101,500 shares of Common Stock of Company with an initial Exercise Price of $5.71 in exchange for and upon surrender of the Warrants issued on July 2, 1998;

                  (ii) On the Initial Warrant Issue Date, additional Warrants for 100,000 shares of Common Stock of Company with an initial Exercise Price of $5.71; and

                  (iii) On the Second Warrant Issue Date, Warrants for 50,000 shares of Common Stock of Company with an Exercise Price equal to the average closing price of Common Stock of Company for the five business day period commencing on the date of the Approval Notice.

The aggregate purchase price for the Warrants shall be McKesson's execution and delivery of the Credit Agreement.

         Company and McKesson agree that the per share value of the Warrants for tax purposes is $2.55. Company and McKesson agree to report the transaction in a manner consistent with this paragraph.

SECTION 4. EXERCISE OF WARRANTS AND DETERMINATION OF SHARES.

         The Warrants shall be exercisable from time to time at any time during the Exercise Period on an aggregate basis into the number shares of Common Stock specified in the Warrants, subject to adjustment in the manner and on the terms and conditions set forth in the Warrants.

SECTION 5. WARRANT ISSUE DATE AND CONDITIONS TO ISSUANCE.

         The issuance of the first two installments of Warrants under clauses
(i) and (ii) of Section 3 shall occur simultaneously with the execution and delivery of the Third Amendment to Credit Agreement by the parties or on such other Business Day within 30 days thereafter as may be agreed upon by Company and McKesson (the "Initial Warrant Issue Date"). The issuance of the third installment of Warrants under clause (iii) of Section 3, if any, shall occur on the tenth day after the date of the Approval Notice or on such other Business Day within 30 days thereafter as may be agreed upon by the Company and McKesson (the "Second Warrant Issue Date" and together with the Initial Warrant Issue Date, the "Warrant Issue Dates"). On each Warrant Issue Date, Company will deliver to McKesson the relevant Warrants, the Warrants to be in the form of a single Warrant (or such greater number of Warrants as McKesson may request) registered in McKesson's name (or in the name of its nominee). If on a Warrant Issue Date Company shall fail to deliver to McKesson such documents as provided in the Credit Agreement or Company shall fail to tender to McKesson the Warrants as provided above in this SECTION 5, or any of the conditions specified in
SECTION 5 shall not have been fulfilled to its satisfaction, McKesson shall, at its election, be relieved of all further obligations under this Agreement and the Credit


                                       4.

Agreement, without thereby waiving any rights McKesson may have by reason of such failure or such nonfulfillment.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

         SECTION 6.1 PURCHASE FOR INVESTMENT. McKesson represents that it is purchasing the Warrants for its own account and not with a view to the distribution thereof, provided that the disposition of its property shall at all times be within its control. McKesson further represents that it is an accredited investor within the meaning of Rule 501(a) promulgated under the Securities Act. McKesson understands that the Warrants have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that Company is not required to register the Warrants.

         SECTION 6.2 SOURCE OF FUNDS. McKesson represents that the source of funds to be used by it to pay the purchase price of the Warrants does not include assets of any employee benefit plan. As used in this SECTION 6.2, the term "employee benefit plan" shall have the meaning assigned to such term in
Section 3 of ERISA.

SECTION 7. TRANSFER; REGISTRATION RIGHTS.

         SECTION 7.1 RESTRICTIONS ON TRANSFERABILITY. The Warrants and the Restricted Shares shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to ensure compliance with the provisions of the Securities Act and any applicable state securities laws.

                           1. TRANSFER OF RIGHTS. Subject to SECTION 7.10, the
rights granted to McKesson under this SECTION 7 may be transferred to any person or entity acquiring directly or indirectly any shares of Warrants or Restricted Shares, as the case may be, from McKesson.

                           2. TRANSFEREES. Any transferee to whom rights under
SECTION 7 are transferred shall, as a condition to such transfer, agree to be bound by the obligations imposed by SECTION 7 to the same extent as such transferee's transferor was bound hereunder.

                           3. SUBSEQUENT TRANSFEREES. A transferee to whom
rights are transferred pursuant to this Section 7 may only transfer such rights to another person or entity as provided in (a) and (b) of this Section 7.

         SECTION 7.2 NOTICE OF PROPOSED TRANSFER; REGISTRATION NOT REQUIRED. The Holder of each Warrant or any Restricted Shares, by acceptance thereof, agrees to give prior written notice to Company of such Holder's intention to transfer such Warrant (or the Underlying Shares relating thereto) or such Restricted Shares (or, in each case, any portion thereof), describing briefly the manner and circumstances of the proposed transfer; provided, however, that no such notice shall be required for a transfer under a registration requested in accordance with the provisions of Section 7.3 or in connection with a transfer made in accordance with the exemptions afforded by Rule 144 or Rule 144A of the General Rules and Regulations of the Commission (or any other available exemption from the registration requirements of the


                                       5.

Securities Act) and exempt from all applicable registration requirements under state securities laws.

         SECTION 7.3 REQUIRED REGISTRATION (a) On (and including) or after the twenty-fifth day after the First Anniversary, the Holders of at least 30% of the aggregate then outstanding number of Underlying Shares and Restricted Shares may, upon written request, require Company to effect the registration (a "DEMAND REGISTRATION") or qualification under applicable federal or state securities laws of such Underlying Shares and/or Restricted Shares. Upon receipt of such written request, Company shall promptly give written notice to all Holders of Warrants and Restricted Shares of a proposed registration or qualification, and shall, subject to the conditions of SECTION 7.4, as expeditiously as possible, use its best efforts to effect any such registration or qualification of:

                  (i) such Underlying Shares or such Restricted Shares, or any combination thereof; or

                  (ii) all other Underlying Shares and Restricted Shares of Holders of Warrants or Restricted Shares which shall have advised Company in writing within 30 days after the giving of such written notice by Company of their desire to have their Underlying Shares or Restricted Shares registered or qualified or exempted, with, or notification to or approval of, any governmental authority under any federal or state securities laws, or listing with any securities exchange, which may be required to permit the sale or other disposition of any such Underlying Shares or Restricted Shares which the Holders thereof propose to make, and Company will keep effective such registration, qualification, exemption, notification or approval for such period as may be necessary to effect such sales or dispositions up to a maximum period of nine months after initial effectiveness.

         If the managing underwriter engaged in connection with an underwritten public offering of such Underlying Shares or Restricted Shares proposed for registration under this SECTION 7.3 determines in good faith and for valid business reasons that registration of such Underlying Shares or Restricted Shares would have an adverse effect on the marketability or the price of such offering (a "CUTBACK DETERMINATION"), such managing underwriter shall give prompt written notice of such Cutback Determination to such requesting Holder or Holders. In such event, Company, upon written notice to the Holders of such Underlying Shares or Restricted Shares, shall have the right to limit such Underlying Shares or such Restricted Shares to be registered, if any, to the largest number which would not result in such adverse effect on marketability or the price of such offering (such limitation being applied to each such requesting Holder of Underlying Shares or Restricted Shares pro rata in respect of the number of shares subject to such request). No Securities of any Person, other than Securities of a Holder or Securities subject to a Permitted Incidental Registration, may be included in any registration pursuant to this
SECTION 7.3 without the written consent of the Holders of at least a majority of the Underlying Shares and/or Restricted Shares participating in such offering if, with the inclusion of such Securities, the Holders are not able to include in the registration at least 80% of the Underlying Shares and/or Restricted Shares that they initially requested to be included.


                                       6.

         (b) REGISTRATION PROCEDURES. In connection with Company's obligations with respect to a Demand Registration pursuant to SECTION 7.3(a) hereof, Company shall use its best efforts to effect or cause the registration or qualification of the Underlying Shares and/or Restricted Shares under the Securities Act and applicable state securities laws to permit the sale of such Underlying Shares and/or Restricted Shares by the Holders thereof in accordance with the intended method of distribution thereof (if such distribution is possible), and pursuant thereto, Company shall:

                  (i) prepare and, within 60 days after receipt of the request pursuant to SECTION 7.3(a) hereof, file with the Commission a registration statement or registration statements with respect to a Demand Registration on any form which may be utilized by Company and which shall permit the disposition of the Underlying Shares and/or Restricted Shares in accordance with the intended method or methods thereof, and use its best efforts to cause such registration statement or registration statements to become effective as expeditiously as possible, but in any event not later than 120 days after receipt of such request;

                  (ii) prepare and file with the Commission such amendments and supplements to a registration statement or statements hereunder and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement for the applicable period specified in SECTION 7.3(a) hereof, and comply in all material respects with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of all of the Underlying Shares and/or Restricted Shares to be included in such registration statement during such applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the registration statement;

                  (iii) provide the Holders of the Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder and the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of
         Section 2(11) of the Securities Act), if any, of the Securities being sold and counsel for such underwriters and not more than one counsel for such Holders the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto; and make available for inspection by such Persons such financial and other information, books and records of Company, and cause the officers, directors and employees of Company, and counsel and independent certified public accountants for Company, to respond to such inquiries, as shall be reasonably necessary, in the opinion of the respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

                  (iv) promptly notify the selling Holders of Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder and the managing underwriters, if any, of the Securities being sold and (if requested by any such Person) confirm such advice in writing, (1) when such registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has


                                       7.

         become effective, (2) of any request by the Commission for amendments or supplements to such registration statement or the prospectus or for additional or supplemental information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of Company contemplated by paragraph (xi) below cease to be true and correct in all material respects, (5) of the receipt by Company of any notification with respect to the suspension of the qualification of the Underlying Shares or Restricted Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, or (6) at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (v) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement hereunder or any post-effective amendment thereto at the earliest practicable date;

                  (vi) if requested by the managing underwriter or underwriters or the Holders of at least a majority of the Underlying Shares and/or Restricted Shares being sold, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such Holders of at least a majority of the Underlying Shares and/or Restricted Shares being sold specify should be included therein relating to the sale of the Underlying Shares and/or Restricted Shares, including, without limitation, information with respect to the number of Underlying Shares and/or Restricted Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Underlying Shares and/or Restricted Shares to be sold in such offering, except to the extent that Company is advised in a written opinion of outside counsel that the inclusion of such information is reasonably likely to violate the federal securities laws; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (vii) furnish to each Holder of Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder and each underwriter, if any, of the Securities being sold such number of copies of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement and such other documents as such Holder and underwriter, if any, may reasonably request in order to facilitate the disposition of the Underlying Shares and/or Restricted Shares owned by such Holder; Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Underlying Shares and/or Restricted Shares and the underwriters in connection with the offering and sale of the Underlying Shares and/or Restricted Shares covered by the prospectus or any supplement or amendment thereto;


                                       8.

                  (viii) use its best efforts to (1) register or qualify the Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder under such other securities laws or Blue Sky laws of such jurisdictions as any Holder of such Underlying Shares and/or Restricted Shares and each underwriter, if any, of the Securities being sold shall reasonably request, (2) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (3) take any and all such actions as may be reasonably necessary or advisable to enable such Holder and underwriter, if any, to consummate the disposition in such jurisdictions of such Underlying Shares and/or Restricted Shares owned by such Holder; PROVIDED, HOWEVER, that Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this paragraph
         (viii) or (B) consent to general service of process in any such jurisdiction;

                  (ix) use its best efforts to cause all of the Underlying Shares and/or Restricted Shares that are to be included in a registration statement hereunder to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Company to enable the Holder or Holders thereof to consummate the disposition of such Underlying Shares and/or Restricted Shares;

                  (x) use its best efforts in cooperation with the Holders of the Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Underlying Shares and/or Restricted Shares to be sold and not bearing any restrictive legends; and, in the case of an underwritten offering, enable such Underlying Shares and/or Restricted Shares to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of the Underlying Shares and/or Restricted Shares;

                  (xi) enter into such customary agreements (including an underwriting agreement, in the event that the shares to be included are to be distributed by means of an underwritten public offering) and take such other actions in connection therewith as the Holders of at least a majority of the Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder shall reasonably request in order to expedite or facilitate the disposition of such Underlying Shares and/or Restricted Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the disposition is an underwritten offering, (1) make such representations, warranties and indemnities to the Holders of such Underlying Shares and/or Restricted Shares and the underwriters, if any, in form, substance and scope as are customarily made in an underwritten offering; (2) obtain an opinion of counsel to Company in customary form and covering such matters of the type customarily covered by such opinion as the Holders of at least a majority of the Underlying Shares and/or Restricted Shares to be included in such registration statement and the underwriters, if any, may reasonably request, addressed to the selling Holders and the underwriters, if any, and dated the effective date of such registration statement and dated the effective date of a post-effective amendment to the registration statement, if such is filed (or, if such registration statement covers an underwritten offering, dated the date of the closing as specified in the


                                       9.

         underwriting agreement); (3) obtain a "cold comfort" or procedures letter from the independent certified public accountants of Company addressed to the selling Holders of Underlying Shares and/or Restricted Shares and to the underwriters, if any, dated the effective date of such registration statement and dated the effective date of a post-effective amendment to the registration statement, if such is filed (and, if such registration statement covers an underwritten offering, dated the date of the closing as specified in the underwriting agreement), such letter to be in customary form and covering such matters of the type customarily covered by such letter; and (4) deliver such documents and certificates as may be reasonably requested by the Holders of at least a majority of the Underlying Shares and/or Restricted Shares being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Company;

                  (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission thereunder;

                  (xiii) provide a transfer agent and registrar for all Underlying Shares and/or Restricted Shares registered pursuant to such registration statement and a CUSIP number for all such Underlying Shares and/or Restricted Shares, in each case not later than the effective date of such registration; and

                  (xiv) use its best efforts to have the Underlying Shares and/or Restricted Shares listed, subject to notice, on the American Stock Exchange or other applicable national securities exchange as Company shall determine to be appropriate.

         Upon the occurrence of any event contemplated by paragraph (iv) above, Company shall, as soon as reasonably practicable, prepare and furnish to each Holder included in such registration statement and underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the Underlying Shares and/or Restricted Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Holder of Underlying Shares and/or Restricted Shares agrees that upon receipt of any notice from Company of the happening of any event of the kind described in paragraph (iv) hereof, such Holder shall forthwith discontinue the disposition of Underlying Shares and/or Restricted Shares pursuant to the registration statement applicable to such Underlying Shares and/or Restricted Shares until such Holder receives copies of such amended or supplemented registration statement or prospectus, and, if so directed by Company, such Holder shall deliver to Company (at Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Underlying Shares and/or Restricted Shares at the time of receipt of such notice.


                                      10.

         Company may require each Holder of Underlying Shares and/or Restricted Shares as to which any registration is being effected to furnish to Company such information regarding such Holder and the distribution of such Underlying Shares and/or Restricted Shares as Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each Holder of Underlying Shares and/or Restricted Shares as to which any registration is being effected agrees to notify Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to Company or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Holder or the distribution of such Underlying Shares and/or Restricted Shares or omits to state any material fact regarding such Holder or the distribution of such Underlying Shares and/or Restricted Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to furnish promptly to Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the intended method of distribution of such Underlying Shares and/or Restricted Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         SECTION 7.4 CONDITIONS TO REQUIRED REGISTRATION. Company shall not be required to register or effect any registration or qualification of Underlying Shares and/or Restricted Shares pursuant to SECTION 7.3:

                  (a) more than one (1) time, PROVIDED that no registration shall be included as a required registration pursuant to this SECTION 7.4(a) until such time, if any, as the registration statement filed in connection therewith shall be declared effective and remain effective until such time as all Shares (and Underlying Shares, as applicable) have been sold under such registration statement or may be freely sold in the public market without registration in reliance upon Rule 144(k) and unless the Holders requesting such registration are able to include in such registration all of the Underlying Shares and/or Restricted Shares that they initially requested to be included;

                  (b) unless there shall have elapsed after a previous registration of Underlying Shares and/or Restricted Shares pursuant to
         SECTION 7.3 or a registration of other shares in which the Holders of the Underlying Shares or Restricted Shares could participate pursuant to SECTION 7.5 a period of 90 days or such longer period, not to exceed 180 days, as the managing underwriter in any such registration shall have determined to be necessary or desirable in light of then current market conditions; and

                  (c) unless the request therefor is to register not less than 30% of the aggregate number of Underlying Shares and Restricted Shares not theretofore registered pursuant to Section 7.3 or Section 7.5.

         SECTION 7.5 INCIDENTAL REGISTRATIONS. Company agrees that at any time it proposes to register any of its Securities in a primary or secondary offering of such Securities under the Securities Act (otherwise than pursuant to SECTION 7.3) on Form S-1 or any other form of registration statement (other than Form S-4 or Form S-8) then available for the registration under


                                      11.

the Securities Act of Securities of Company, it will give timely written notice to all Holders of outstanding Warrants and Restricted Shares of its intention so to do and upon the written request of the Holder of any such Warrants or Restricted Shares, given within 30 days after receipt of any such notice from Company, Company will in each instance, subject to the next paragraph of this
SECTION 7.5, use its best efforts to cause all Underlying Shares or Restricted Shares requested to be included in such registration by any such requesting Holder to be registered under the Securities Act and registered or qualified under any state securities laws, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by the prospective seller of the Securities so registered. Nothing in this SECTION 7.5 shall be deemed to require Company to proceed with any registration of its Securities after giving the notice herein provided. Registration pursuant to this SECTION 7.5 shall be in accordance with, and subject to the provisions of, the "Registration Procedures" set forth in SECTION 7.3(b).

         If the managing underwriter engaged by Company in connection with an underwritten public offering of Securities proposed for registration as described in this Section 7.5 determines in good faith and for valid business reasons that registration of the Underlying Shares or Restricted Shares proposed for inclusion in such registration would, when combined with the other Securities to be included in such registration, have an adverse effect on the marketability or the price of such offering (an "Incidental Cutback Determination"), such managing underwriter shall give prompt written notice of such Incidental Cutback Determination to such requesting Holder or Holders. In such event Company, upon written notice to the Holders of such Underlying Shares or Restricted Shares, shall have the right to limit such Underlying Shares or such Restricted Shares and such other Securities to be registered, if any, to the largest number which would not result in such adverse effect on marketability or the price of such offering (such limitation being applied to each such requesting Holder of Underlying Shares or Restricted Shares and holder of such other Securities pro rata in respect of the number of shares subject to such request).

         SECTION 7.6 UNDERWRITTEN OFFERINGS. If the intended method of distributing the Underlying Shares and/or Restricted Shares to be included in a registration pursuant to Section 7.3 or Section 7.5 is an underwritten public offering, then Company shall select the managing underwriter(s) for such offering, subject to the written consent of the Holders of at least 51% of the Underlying Shares and/or Restricted Shares to be included in such registration, which consent shall not be unreasonably withheld. Each Holder of said Underlying Shares and/or Restricted Shares shall enter into an underwriting agreement, custody agreement and power of attorney in such forms as the managing underwriter(s) and Company shall reasonably request, provided that such agreements and documents are in customary form and substance or reasonably acceptable to the Holders of a majority of said Underlying Shares and/or Restricted Shares. Each Holder of the Warrants or Restricted Shares shall refrain from selling Warrants or Restricted Shares for a period not to exceed 90 days from the date of the public offering of any Underlying Shares or Restricted Shares which are not included in registration pursuant to Section 7.3 or Section 7.5.

         SECTION 7.7 EXPENSES; RELIANCE. Company will pay all expenses, including, without limitation, registration fees, qualification fees, legal expenses (including the reasonable fees and expenses of one counsel to the Holders of Warrants or Restricted Shares whose Underlying Shares or Restricted Shares are being registered), printing expenses and the costs of special


                                      12.

audits, if any, and "cold comfort" letters, expenses of underwriters (excluding underwriting discounts and commissions, but including the reasonable fees and expenses of any necessary special experts) in connection with the registration and qualification, notification or exemption requested by any Holder or Holders of Warrants or Restricted Shares pursuant to Section 7.3 or Section 7.5. The Holders of the Underlying Shares and/or Restricted Shares shall be responsible for applicable transfer taxes, brokerage commissions and their share of the underwriting discounts and commissions.

         SECTION 7.8 INDEMNIFICATION AND CONTRIBUTIO (a) In connection with any registration, qualification, notification, or exemption of Securities under
SECTION 7.3 or SECTION 7.5, Company hereby indemnifies each Holder of the Warrants, Underlying Shares and/or Restricted Shares, including each Person, if any, who controls each such Holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities (including, without limitation, any liability of any such Holder or Person to any underwriter participating in any such registration, qualification, notification or exemption) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to Company by such Holder expressly for use therein, and Company and each officer, director and controlling Person of Company shall be indemnified by each Holder of the Underlying Shares and/or Restricted Shares for all such losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to Company by each such Holder thereof expressly for any such use. The foregoing is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (or in any amendment or supplement thereto), the indemnity of Company shall not inure to the benefit of any underwriter from whom the Person asserting any loss, claim or damage purchased the Underlying Shares and/or Restricted Shares which were the subject thereof (or to the benefit of any Person who controls such underwriter), if a copy of the final prospectus (or such amendment or supplement thereto) was not sent or given to such Person at or prior to the time such action is required by the Securities Act.

         (b) Promptly upon receipt by a party indemnified under this SECTION 7.8 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this SECTION 7.8, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party (i) under this SECTION 7.8 except to the extent that the indemnifying party is materially prejudiced by such failure to notify, or (ii) otherwise than under this SECTION 7.8. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory


                                      13.

to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnifying party unless the indemnified party agrees to pay the same. No indemnifying party shall be liable for any settlement entered into without its consent. In addition to its other obligations under this SECTION 7.8, each indemnifying party agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this SECTION 7.8, it will reimburse each indemnified party on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the indemnifying party's obligation to reimburse the indemnified party or parties for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.

         (c) If the indemnification provided for in this SECTION 7.8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses to which such indemnified party would be otherwise entitled under SECTION 7.8(a), then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any Holder of Warrants, Underlying Shares or Restricted Shares be required to contribute an amount greater than the dollar amount of the proceeds received by such Person with respect to the sale of any Warrants, Underlying Shares or Restricted Shares.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 7.8(c) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (d) The indemnification and contribution provided for in this SECTION
7.8 shall survive, with respect to a Holder of Underlying Shares of Restricted Shares, the transfer of Underlying Shares or Restricted Shares by such Holder and with respect to a Holder of


                                      14.

Underlying Shares or Restricted Shares, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

         (e) In connection with any registration pursuant to Section 7.3 or
Section 7.5, Company agrees, and each Holder of Warrants or Restricted Shares (except for McKesson and any other than any such Holder which shall have executed and delivered a counterpart of this Agreement) by acceptance of such Warrants, or Restricted Shares, agrees that it will enter into an agreement containing substantially the indemnification provisions of this Section 7.8.

         SECTION 7.9 ADDITIONAL REGISTRATION RIGHTS. Company will not grant to any Person at any time after the date hereof the right to request Company to effect the registration or qualification or filing for exemption under applicable federal or state securities laws of any Securities of Company, unless the agreement or agreements providing for such rights specifically provide that the holders of such rights may not participate in any registration requested pursuant to Section 7.3 if such participation would violate the last sentence of
Section 7.3(a).

         SECTION 7.10 RESTRICTIVE LEGENDS. Each Warrant initially issued and each Warrant issued in exchange therefor shall, unless otherwise permitted by the provisions of this SECTION 7.10, bear on the face thereof a legend reading substantially as follows:

                  This Warrant and the shares of Common Stock issuable upon exercise hereof have not been registered or qualified for sale under the Securities Act of 1933, as amended, or any state securities laws and may not be offered for sale, sold or otherwise transferred unless such offer, sale or transfer is registered or qualified pursuant to the registration requirements of such Securities Act and any applicable state securities laws, or is preceded by an opinion of counsel addressed to HORIZON Pharmacies, Inc. that such sale or other transfer is exempt from all such registration requirements. This Warrant and the shares of Common Stock issuable upon exercise hereof are subject to the terms and provisions specified in the Amended and Restated Warrant Purchase Agreement dated as of May 14, 1999, between HORIZON Pharmacies, Inc., and McKesson HBOC, Inc.

         Each certificate for shares of Common Stock of Company initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock of Company issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this SECTION 7.10, bear on the face thereof a legend reading substantially as follows:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration unless such sale or transfer is preceded by an opinion of counsel addressed to HORIZON Pharmacies, Inc., that such sale or other transfer is exempt from the registration requirements of said Securities Act and any such state securities


                                      15.

                  laws which may be applicable and are subject to of the terms and provisions specified in that certain Amended and Restated Warrant Purchase Agreement dated as of May 14, 1999, between HORIZON Pharmacies, Inc., and McKesson HBOC, Inc.

         In the event that a registration statement covering Underlying Shares or Restricted Shares shall become effective under the Securities Act and under any applicable state securities laws or in the event that Company shall receive an opinion of its counsel (or, at Company's election, nationally recognized independent counsel to any Holder) that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemptions afforded by Rule 144 or Rule 144A of the General Rules and Regulations of the Commission), Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the Warrants and certificates evidencing Restricted Shares or issue new Warrants and certificates without such legend in lieu thereof. Upon the written request of the Holder or Holders of any Warrants or any Restricted Shares, Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this Section 7.10 and any legends set forth on the Warrants and Restricted Share certificates and to bear all reasonable expenses in connection with any opinion of counsel contemplated hereinabove.

         SECTION 7.11 STOCK EXCHANGE LISTING. In the event Company's Common Stock is listed on a national securities exchange at the time of exercise of a Warrant, Company will, at its expense, also list on such exchange, upon exercise of the Warrant, all shares of Common Stock issuable pursuant to such Warrant.

         SECTION 7.12 MISCELLANEOUS. Company shall comply with all issuer reporting requirements set forth or referred to in Rule 144 or Rule 144A promulgated under the Securities Act and will do all such other things as may be reasonably necessary to permit the expeditious sale at any time of any Warrants, Restricted Shares or Underlying Shares by the Holder thereof in accordance with and to the extent permitted by said Rule 144 or Rule 144A, as the case may be, or any other similar Rule or Rules promulgated by the Commission from time to time.

SECTION 8.  REDEMPTION OF WARRANTS.

         Company shall have no right or option exercisable at its election to redeem or call any Warrant or any Restricted Shares.

SECTION 9.  LOST, STOLEN WARRANTS, ETC.

         In case any Warrant shall be mutilated, lost, stolen or destroyed, Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the lost, stolen or destroyed Warrant, upon receipt of evidence satisfactory to Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to Company (which, in the case of McKesson, shall consist of its unsecured agreement to indemnify Company for a loss in connection with such loss, theft or destruction of such Warrant).


                                      16.

SECTION 10.  RESTRICTIONS ON CAPITAL STRUCTURE.

         Company will not, without the written consent of the Holders of at least 75% of the then outstanding Warrants and Restricted Shares (determined on a Common Stock equivalent basis):

                  (i) be bound by or subject to (or permit Company to be bound by or subject to) any debt or other agreement which restricts the right or ability of Company to perform its obligations hereunder or under the Warrants; or

                  (ii) amend or change the Certificate of Incorporation or bylaws (each as currently amended and/or restated) in a manner which could materially and adversely affect this Agreement, the Warrants, the Restricted Shares or the rights of any Holder of any of the foregoing (unless such amendment or change (a) is solely with respect to the rights, preferences and privileges of the outstanding capital stock of Company and (b) affects all shares of Common Stock equally) or violate any of the terms or provisions thereof.

SECTION 11.  INDEX AND CAPTIONS.

         The index and the descriptive headings of the various sections of this Agreement are for convenience only and shall not affect the meaning or construction of the provisions hereof.

SECTION 12.  MISCELLANEOUS.

         SECTION 12.1 NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (specifying next business day delivery, with charges prepaid). Any such notice must be sent:

                  (i) if to McKesson or its nominee, to McKesson at the address specified for such communications in Schedule A, or at such other address as McKesson shall have specified to Company in writing, or

                  (ii) if to Company, at 275 W. Princeton Drive, Princeton, Texas 75407, or to such other address as Company may designate to the Holders in writing.

Notices under this Section 12.1 will be deemed given only when actually received.

         SECTION 12.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Company and its respective successors and assigns and shall inure to the benefit of McKesson and its successors and permitted assigns, including each successive Holder.

         SECTION 12.3 SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it


                                      17.

is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         SECTION 12.4 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

         SECTION 12.5 AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by the Holders of the Warrants and Restricted Shares then outstanding and Company.

         The execution hereof by the undersigned shall constitute a contract between Company and McKesson for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                                HORIZON PHARMACIES, INC.

                                                By /s/ John N. Stogner
                                                  ------------------------------
                                                    Its CFO/Treasurer
                                                       -------------------------

Accepted and agreed to as of May 14, 1999.

                                                McKESSON HBOC, INC.

                                                By /s/ Alan Pearce
                                                  ------------------------------
                                                    Name Alan Pearce
                                                    Title Senior Vice President
                                                          Financial Services


                                      18.

                                   SCHEDULE A
                             (TO WARRANT AGREEMENT)

                         NOTICE AND PAYMENT INSTRUCTIONS

Notices:              McKesson HBOC, Inc.
                      One Post Street, 28th Floor
                      San Francisco, California 94104
                      Facsimile No.:  (415) 983-8464
                      Attention:  Assistant Treasurer

with a copy to:       McKesson HBOC, Inc.
                      One Post Street, 29th Floor
                      San Francisco, California 94104
                      Facsimile No.:  (415) 983-9369
                      Attention:  Legal Department

Payment:              McKesson HBOC, Inc.
                      Account No.: 12337-53022
                      Bank of America, N.T.&S.A.
                      ABA No.: 121000358


                                   19.